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                                                                      Exhibit 12

                                  AMETEK, INC.
      STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                      2005          2004           2003          2002         2001
                                                    ---------    ----------     -----------   ----------   ----------
EARNINGS:
   Net income                                       $ 140,643    $  112,711     $    87,815   $   83,698   $   66,111
   Income tax expense                                  63,565        53,068          42,272       39,200       18,251
   Interest expense - gross                            33,103        28,343          26,063       25,498       28,505
   Capitalized interest                                  (190)           --             (46)        (317)        (592)
   Interest portion of rental expense                   4,843         3,757           2,998        2,839        2,982
                                                    ---------    ----------     -----------   ----------   ----------
      Adjusted earnings                             $ 241,964    $  197,879     $   159,102   $  150,918   $  115,257
                                                    =========    ==========     ===========   ==========   ==========

FIXED CHARGES:
   Interest expense, net of capitalized interest    $  32,913    $   28,343     $    26,017   $   25,181   $   27,913
   Capitalized interest                                   190            --              46          317          592
   Interest portion of rental expense                   4,843         3,757           2,998        2,839        2,982
                                                    ---------    ----------     -----------   ----------   ----------
      Fixed charges                                 $  37,946    $   32,100     $    29,061   $   28,337   $   31,487
                                                    =========    ==========     ===========   ==========   ==========

                                                    ---------    ----------     -----------   ----------   ----------
RATIO OF ADJUSTED EARNINGS TO FIXED CHARGES               6.4x          6.2x            5.5x         5.3x         3.7x
                                                    =========    ==========     ===========   ==========   ==========